UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 6, 2013

Frank’s International N.V.

(Exact name of Registrant as specified in its charter)

The Netherlands	001-36053	98-1107145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Prins Bernhardplein 200

1097 JB Amsterdam, The Netherlands

(Address of principal executive offices)

+31 (0)20 52 14 777

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Frank’s International N.V. (the “Company”) held a special meeting of its common and preferred shareholders (the “Special Meeting”) on November 6, 2013. At the Special Meeting, the Company’s shareholders were requested to: (1) elect two additional directors to serve on the Company’s board of supervisory directors (the “Supervisory Board”) for a term of office expiring at the Company’s 2014 annual meeting of shareholders; (2) approve, on an advisory basis, the compensation of the Company’s named executive officers; and (3) conduct an advisory vote on the frequency of the advisory vote on compensation of the Company’s named executive officers. The following are the final voting results on the proposals considered and voted upon at the Special Meeting, each of which is more fully described in the Company’s proxy statement filed with the Securities and Exchange Commission on October 18, 2013 (the “Proxy Statement”):

1. Each of the directors that were nominated for election by the Supervisory Board and the Company’s board of managing directors (the “Management Board”) was elected for a term beginning on November 6, 2013 to serve until the Company’s 2014 annual meeting of shareholders or until their successors are elected and qualified or upon the earlier of their death, disability, resignation or removal. Votes regarding the election of these directors were as follows:

NOMINEE	VOTES FOR	WITHHELD	BROKER NON- VOTES
Gary P. Luquette	197,731,657	2,537,191	—
Michael C. Kearney	197,745,090	2,523,758	—

2. The proposal by the Supervisory Board and the Management Board seeking approval, on an advisory basis, of the compensation of the Company’s named executive officers was approved. The voting results were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON- VOTES
198,437,989	12,405	1,818,454	—

3. The proposal on the frequency with which the Company will hold an advisory vote on the compensation of its named executive officers received the following votes:

ONE YEAR	TWO YEARS	THREE YEARS	VOTES ABSTAINED
19,806,183	11,673	180,446,911	4,081

Consistent with the recommendation of the Supervisory Board and the Management Board in the Proxy Statement and the voting results, the Company intends to hold future advisory votes on the compensation of the Company’s named executive officers every three years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Frank’s International N.V.

Date: November 12, 2013	By:	/s/ Mark G. Margavio
Name: Mark G. Margavio
Vice President, Chief Financial Officer and Treasurer